Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-257584) of Azul S.A. of our reports dated April 19, 2023, with respect to the consolidated financial statements of Azul S.A., and the effectiveness of internal control over financial reporting of Azul S.A., included in the Annual Report (Form 20-F) for the year ended December 31, 2022, as amended by the Amendment No. 1 on Form 20-F/A.

/s/ ERNST & YOUNG Auditores Independentes S/S Ltda.

São Paulo, Brazil

December 28, 2023